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                                                                    EXHIBIT 10.2

                               VISX, INCORPORATED

                       1993 FLEXIBLE STOCK INCENTIVE PLAN

                   (as amended and restated November 9, 2004)


         1. Establishment, Purpose, and Definitions.

                  (a) There is hereby adopted the 1993 Flexible Stock Incentive Plan (the "Plan") of VISX, INCORPORATED (the "Company").

                  (b) The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4, below) can acquire Common Stock of the Company (the "Stock"). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "nonqualified stock options"). The Plan also provides for the sale or bonus of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights ("SARs"), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

                  (c) The term "Affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

         2. Administration of the Plan.

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). The Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). None of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities tinder (i) the Plan or (ii) any other plan of the Company or its affiliates under which the participants are entitled to acquire Stock (including restricted Stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. The limitations set forth in this Section 2(a) shall automatically incorporate any additional requirements that may in the future be necessary for the

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Plan to comply with Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present or acts reduced to or approved in owriting by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to "the Committee" shall be construed to refer to the Board.

                  (b) The Committee shall determine which eligible individuals (as defined in paragraph 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

                  (c) The Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the Optionee's rights under an outstanding option shall not be made without the Optionee's written consent The Committee may, with the Optionee's written consent cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option.

                  (d) The Committee shall also determine which eligible individuals (as defined in paragraph 4, below) shall be issued Stock or SARs under the Plan, the timing of such grants, the terms thereof (including any restrictions), and the number of shares or SARs to be granted. The Stock shall be issued for such consideration (if any) as the Committee deems appropriate. Stock issued subject to restrictions shall be evidenced by a written agreement (the "Restricted Stock Purchase Agreement" or the "Restricted Stock Bonus Agreement"). The Committee may amend any Restricted Stock Purchase Agreement but any amendment which would adversely affect the stockholder's rights to the Stock shall not be made without his or her written consent

                  (e) The Committee shall have the sole authority, in its absolute discretion, to adopt amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

         3. Stock Subject to the Plan.

                  (a) An aggregate of not more than 1,000,000 shares of Stock shall be available for the grant of stock options or the issuance of Stock under the Plan, If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which the Company retains upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the optionee and shall thereafter not be available under the Plan.

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                  (b) If there is any change in the Stock subject to the Plan, an Option Agreement/ a Restricted Stock Purchase Agreement, a Restricted Stock Bonus Agreement or a SAR Agreement through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent), or other change in the corporate structure of the Company, the Committee shall make appropriate adjustments in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number, kind of shares and price, per share subject to the Plan, the Option Agreement the Restricted Stock Purchase Agreement the Restricted Stock Bonus Agreement or the SAR Agreement

         4. Eligible Individuals.

                  (a) Individuals who shall be eligible to have granted to them the options, Stock, or SARs provided for by the Plan shall be such employees, officers, directors, independent contractors and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

                  (b) Sections 4(b)-(g) herein shall become effective at the earlier of the following dates: (1) immediately after the close of the Annual Meeting of the Company's Stockholders to be held in 1994, or (2) when the number of shares available for the grant of options under the VEX, Incorporated 1990 Stock Option Plan is insufficient to grant to non-employee members of the Board the Automatic Options provided in that Plan. At the first Annual Meeting of the Company's Stockholders that takes place after the effective date of this provision, and on the date of each subsequent Annual Meeting, each individual who is elected or reelected at such Annual Meeting to serve as a non-employee member of the Board (including any individual who may have already received one or more automatic option grants under the Plan) shall automatically be granted an option under the Plan to purchase an additional 2,000 shares of the Company's Common Stock (subject to adjustment under paragraph 3(b)) upon the terms and conditions specified below. In addition, any individual who (i) after the effective date of this provision is elected to serve as a non-employee member of the Board at a time other than an Annual Meeting of the Company's Stockholders and (ii) has not previously received an automatic option grant under this Section shall upon assumption of such office automatically be granted an option under the Plan to purchase 2,000 shares of the Company's Common Stock (subject to adjustment under paragraph 3(b)) upon the terms and conditions specified below. A non-employee member of the Board for the purposes of this Section is an individual who, at the time of his assumption of office as a director, is not an employee of the Company or its Subsidiaries.

                  (c) The option price per share of the Automatic Option shall be equal to one hundred percent (100%) of the average of the fair market value of one share of the Company's Common Stock for the ten (10) trading days preceding the Automatic Option grant date.

                  (d) The Automatic Option shall have a maximum term of ten (10) years measured from the Automatic Option grant date and shall be exercisable for all or any part of the covered shares immediately upon the expiration of six (6) months after the date the option is granted.

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                  (e) The shares purchased under the option will be subject to repurchase by the Company at the original exercise price in the event the Optionee ceases to be a member of the Board. The repurchase right however, will lapse, and the Optionee will vest in the shares purchasable under the option/ in a series of five (5) equal annual installments, beginning one year after the Automatic Option grant date, provided the optionee continues to serve as a member of the Board. In addition/ the Company's repurchase right shall lapse in its entirety should one or more of the following events occur while the optionee is a member of the Board: (1) the optionee's death, (2) the optionee's permanent disability, (3) a stockholder-approved Corporate Transaction as defined in
Section 15, or (4) a Change in Control. A Change in Control shall be deemed to occur:

                           (i) if any "person," as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

                           (ii) if the stockholders of the Company approve a
merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

                           (iii) upon a change in the composition of the Board
of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date this amendment to the Plan is approved by the Board of Directors, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors and whose election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

                  (f) In the event of a Change in Control/the optionee shall have the right, exercisable during the thirty (30)-day period following the Change in Control/ to surrender each Automatic Option which has been outstanding under the Plan for at least six (6) months in exchange for a cash payment from the Company in an amount equal to the excess of (i) the fair market value (on the date of such surrender) of the shares of Common Stock purchasable under the surrendered option, over (ii) the aggregate option price payable for such shares. For purposes of this Section, the fair market value per share of Common Stock subject to the surrendered option shall be deemed to be equal to the greater of (a) the fair market value per share on the date of such surrender/ as determined by the Committee, or (b) the highest reported price per share paid by the acquiring entity in effecting the Change in Control.

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                  (g) Except for the Automatic Option grants under this Section/
those non-employee members of the Board who serve on the Committee shall not be eligible to receive any additional option grants under this Plan or any other stock plan of the Company or its subsidiaries. At any time mat the number of non-employee members of the Board serving on the Committee is not sufficient to comply with Rule 16b-3 under the Securities Exchange Act of 1934, one or more additional members of the Board shall be designated to serve on the Committee beginning on the date on which each such member is first "disinterested" as defined in Rule 16b-3. The designated Board member or members shall be ineligible for option grants, other than Automatic Options under this Section.

         5. The Option Price. The exercise price of the Stock covered by each incentive stock option shall be not less than the per share fair market value of such Stock on the date the option is granted. The exercise price of the Stock covered by each nonqualified stock option other than Automatic Options shall be as determined by the Committee. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b), above.

         6. Terms and Conditions of Options.

                  (a) Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

                  (b) The Committee shall determine the term of each option/ other than Automatic Options, granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than 10 years and that; in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the term shall be for no more than five years.

                  (c) In the case of incentive stock options/ the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000.

                  (d) The Stock Option Agreement may contain such other terms, provisions and conditions consistent with this plan as the Committee may determine. If an option or any part thereof is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to so qualify it.

         7. Terms and Conditions of Stock Purchases and Bonuses.

                  (a) Each sale or grant of stock pursuant to the Plan will be evidenced by a written Restricted Stock Purchase Agreement or Restricted Stock Bonus Agreement executed by the Company and the person to whom such stock is sold or granted.

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                  (b) The Restricted Stock Purchase Agreement or Restricted
Stock Bonus Agreement may contain such other terms, provisions and conditions consistent with this plan as the Committee may determine/ including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions and vesting provisions.

         8. Terms and Conditions of SARs. The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options/ may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom such SAR is granted. The SAR agreement may contain such terms, provisions and conditions consistent with this Plan as the Committee may determine.

         9. Use of Proceeds. Cash proceeds realized from the issuance of Stock under the Plan shall constitute general funds of the Company.

         10. Amendment, Suspension, or Termination of the Plan.

                  (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement mat the Plan or an amendment to the Plan be approved by the Company's stockholders, and provided further that, except as provided in paragraph 3(b), above, the Board shall in no event amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

                           (i) To increase the maximum number of shares subject
to incentive stock options issued under the Plan; or

                           (ii) To change the designation or class of persons
eligible to receive incentive stock options under the Plan.

                  (b) No option may be granted nor any Stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment suspension or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on February 2, 2003, unless previously terminated by the Board pursuant to this paragraph 10.

         11. Assignability. Each option granted pursuant to this Plan shall/ during Optionee's lifetime, be exercisable only by him, and neither the option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. Stock subject to a Restricted Stock Purchase Agreement or a Restricted Stock Bonus Agreement shall be transferable only as provided in such Agreement

         12. Payment Upon Exercise of Options. Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash; provided, however, that the Committee, in its sole discretion, may permit an Optionee to pay the option price in whole or in part (i) with shares

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of Stock owned by the Optionee; (ii) by delivery on a form prescribed by the
Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the Optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option. In addition, the Committee, in its sole discretion, may authorize the surrender by an Optionee of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In the Committee's discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof.

         13. Withholding Taxes. No Stock shall be granted or sold under the Plan to any participant, and no SAR may be exercised, until the participant has made arrangements acceptable to the Committee for the satisfaction of federal, state and local income and employment tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law, or the receipt of cash payments. Upon exercise of a stock option or lapsing of restriction on stock issued under the Plan, the Company shall withhold from the Optionee or, at the Committee's discretion, require the Stockholder to surrender shares of the Company's Stock sufficient to satisfy federal, state and local income and employment tax withholding obligations.

         14. Restrictions on Transfer of Shares. The Stock acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem advisable.

         15. Corporate Transaction.

                  (a) For purposes of this Section 15, a "Corporate Transaction" shall include any of the following stockholder-approved transactions to which the Company is a party:

                           (i) a merger or consolidation in which the Company is
not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

                           (ii) the sale, transfer or other disposition of all
or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

                           (iii) any reverse merger in which the Company is the
surviving entity but in which securities assessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

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                  (b) Subject to Section 17, in the event of any Corporate
Transaction, any option, restricted stock or SAR shall vest in its entirety and become exercisable, or with respect to restricted stock be released from restrictions on transfer and repurchase rights, immediately prior to the specified effective date of the Corporate Transaction unless assumed by the successor corporation or its parent company pursuant to options, restricted stock agreements or SARs providing substantially equal value and having substantially equivalent provisions as the options/ restricted stock agreements or SARs granted pursuant to this Plan. This section 15(b) shall not apply to Automatic Options or to restricted stock purchased by the exercise of Automatic Options, both of which are governed by Section 4(e) in the event of a Corporate Transaction.

         16. Stockholder Approval. This Plan shall only become effective with regard to incentive stock options upon its approval by a majority of the stockholders voting (in person or by proxy) at a stockholders' meeting held within 12 months of the Board's adoption of the Plan. The Committee may grant incentive stock options under the Plan prior to the stockholders' meeting, but until stockholder approval of the Plan is obtained, no incentive stock option shall be exercisable.

         17. Change in Control. In the event of a Change in Control, any option, restricted stock, or SAR shall vest in its entirety and become exercisable, or with respect to restricted stock, be released from the restrictions on transfer and repurchase rights. This Section 17 shall not apply to Automatic Options or to restricted stock purchased by the exercise of Automatic Options, both of which are governed by the terms and conditions in Section 4(e) in the event of a Change in Control.

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